Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
ACHIEVED RECORD SMALL SHOP LEASED OCCUPANCY
OUTLOOK FOR 2022 DRIVEN BY ACCELERATING BASE RENT GROWTH

NEW YORK, FEBRUARY 7, 2022 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2021. For the three months ended December 31, 2021 and 2020, net income was $0.27 per diluted share and $0.08 per diluted share, respectively, and for the twelve months ended December 31, 2021 and 2020, net income was $0.90 per diluted share and $0.41 per diluted share, respectively.

Key highlights for the three months ended December 31, 2021 include:
•Executed 2.1 million square feet of new and renewal leases, with rent spreads on comparable space of 14.5%, including 1.0 million square feet of new leases, with rent spreads on comparable space of 41.7%
•Sequentially increased total leased occupancy to 92.0%, anchor leased occupancy to 94.4%, and small shop leased occupancy to 86.7%
◦Leased to billed occupancy spread totaled 330 basis points
◦Total signed but not yet commenced lease population represented 2.6 million square feet and $50.3 million of annualized base rent
•Reported an increase in same property NOI of 9.7%
•Reported Nareit FFO of $137.4 million, or $0.46 per diluted share
•Stabilized $67.9 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $374.3 million at an expected average incremental NOI yield of 9%
•Completed $191.9 million of acquisitions and $116.2 million of dispositions
•Appointed Sandra A.J. Lawrence, former Executive Vice President and Chief Administrative Officer of The Children's Mercy Hospital and Clinics, to the Company's Board of Directors

Key highlights for the twelve months ended December 31, 2021 include:
•Executed 6.8 million square feet of new and renewal leases, with rent spreads on comparable space of 11.4%, including 3.1 million square feet of new leases, with rent spreads on comparable space of 27.6%
•Reported an increase in same property NOI of 8.9%
•Reported Nareit FFO of $522.3 million, or $1.75 per diluted share
◦Nareit FFO included items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of $(31.3) million, or $(0.10) per diluted share
•Stabilized $168.2 million of reinvestment projects at an average incremental NOI yield of 11%
•Completed $259.4 million of acquisitions and $244.3 million of dispositions
•Issued $850.0 million of Senior Notes and redeemed $500.0 million of Senior Notes due 2023 and a $350.0 million term loan scheduled to mature December 2023

Subsequent events:
•Provided 2022 Nareit FFO per diluted share expectations of $1.86 - $1.95 and same property NOI growth expectations of 2.0% - 4.0%
•Completed $131.9 million of acquisitions and $25.6 million of dispositions
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

“Our strong leasing volumes and spreads, growing in place ABR, record setting small shop occupancy and rate, and bottom line growth underscore the strength of Brixmor’s value-added strategy and the continued execution by our amazing team,” commented James Taylor, CEO and President. “I’m particularly pleased with our prospects for continued outperformance, as evident in our forward leasing and reinvestment pipelines, as well as attractive acquisitions that leverage our value-added platform.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended December 31, 2021 and 2020, net income was $81.2 million, or $0.27 per diluted share, and $24.4 million, or $0.08 per diluted share, respectively.
•For the twelve months ended December 31, 2021 and 2020, net income was $270.2 million, or $0.90 per diluted share, and $121.2 million, or $0.41 per diluted share, respectively.

Nareit FFO
•For the three months ended December 31, 2021 and 2020, Nareit FFO was $137.4 million, or $0.46 per diluted share, and $99.7 million, or $0.33 per diluted share, respectively. Results for the three months ended December 31, 2021 and 2020 include items that impact FFO comparability, including a loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of $(0.3) million, or $(0.00) per diluted share, and $(19.2) million, or $(0.06) per diluted share, respectively.
•For the twelve months ended December 31, 2021 and 2020, Nareit FFO was $522.3 million, or $1.75 per diluted share, and $437.8 million, or $1.47 per diluted share, respectively. Results for the twelve months ended December 31, 2021 and 2020 include items that impact FFO comparability, including losses on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses of $(31.3) million, or $(0.10) per diluted share, and $(37.7) million, or $(0.13) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended December 31, 2021, the Company reported an increase in same property NOI of 9.7% versus the comparable 2020 period.
•For the twelve months ended December 31, 2021, the Company reported an increase in same property NOI of 8.9% versus the comparable 2020 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share (equivalent to $0.96 per annum) for the first quarter of 2022.
•The dividend is payable on April 18, 2022 to stockholders of record on April 5, 2022, representing an ex-dividend date of April 4, 2022.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended December 31, 2021, the Company stabilized nine value enhancing reinvestment projects with a total aggregate net cost of approximately $67.9 million at an average incremental NOI yield of 9% and added 11 new reinvestment projects to its in process pipeline. Projects added include five anchor space repositioning projects, two outparcel development projects, and four redevelopment projects, with a total aggregate net estimated cost of approximately $46.6 million at an expected average incremental NOI yield of 8%.
•At December 31, 2021, the value enhancing reinvestment in process pipeline was comprised of 50 projects with an aggregate net estimated cost of approximately $374.3 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 16

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

anchor space repositioning projects with an aggregate net estimated cost of approximately $77.1 million at an expected incremental NOI yield of 8% - 14%; 12 outparcel development projects with an aggregate net estimated cost of approximately $23.5 million at an expected average incremental NOI yield of 11%; and 22 redevelopment projects with an aggregate net estimated cost of approximately $273.7 million at an expected average incremental NOI yield of 9%.
•An in-depth review of a project that highlights the Company's reinvestment expertise, Seminole Plaza (Tampa-St. Petersburg-Clearwater, FL MSA), can be found at this link: https://www.brixmor.com/blog/seminole-plaza-redev.

Acquisitions
•During the three months ended December 31, 2021, the Company acquired four shopping centers for a combined purchase price of $191.9 million, including:
◦Pawleys Island Plaza located in Pawleys Island, South Carolina (Georgetown, SC MSA).
◦Granada Shoppes located in Naples, Florida (Naples-Marco Island, FL MSA).
◦Kings Market located in Roswell, Georgia (Atlanta-Sandy Springs-Alpharetta, GA MSA).
◦Connexion located in Roswell, Georgia (Atlanta-Sandy Springs-Alpharetta, GA MSA).
◦A more detailed update on acquisition activity during the three months ended December 31, 2021 can be found at this link: https://s1.q4cdn.com/531584854/files/doc_news/2022/2021BRXCapitalRecycling.pdf.
•During the twelve months ended December 31, 2021, the Company acquired six shopping centers, in addition to certain outparcels, ancillary land parcels, and leasehold rights, for a combined purchase price of $259.4 million.
•Subsequent to December 31, 2021, the Company acquired two shopping centers for a combined purchase price of $131.9 million, including:
◦Brea Gateway (as previously announced) located in Brea, California (Los Angeles-Long Beach-Anaheim, CA MSA).
◦Arboretum Village, an approximately 95,000 square foot grocery-anchored neighborhood center located in Dallas, Texas (Dallas-Fort Worth-Arlington, TX MSA), for $46.2 million. Arboretum Village is anchored by Tom Thumb (Albertsons) and PetSmart and has an undeveloped pad site allowing for near-term growth opportunities. The property complements the Company's 12 other assets in the trade area, which aggregate approximately 2.5 million square feet.

Dispositions
•During the three months ended December 31, 2021, the Company generated approximately $116.2 million of gross proceeds on the disposition of eight shopping centers, as well as two partial properties, comprised of 1.1 million square feet of gross leasable area.
•During the twelve months ended December 31, 2021, the Company generated approximately $244.3 million of gross proceeds on the disposition of 17 shopping centers, as well as 15 partial properties, comprised of 2.6 million square feet of gross leasable area.
•Subsequent to December 31, 2021, the Company disposed of one shopping center for $25.6 million of gross proceeds.

CAPITAL STRUCTURE
•During the three and twelve months ended December 31, 2021, the Company raised approximately $5.2 million in gross proceeds, excluding commissions, from the sale of approximately 0.2 million shares of common stock at an average price per share of $25.06 through its at-the-market equity offering program. As of December 31, 2021, $394.8 million of common stock remained available for issuance.
•During 2021, the Company's Operating Partnership, Brixmor Operating Partnership LP (the "Operating Partnership"), issued $850.0 million aggregate principal amount of Senior Notes and redeemed $500.0 of Senior Notes due 2023 and a $350.0 million term loan scheduled to mature December 2023.
•At December 31, 2021, the Company had $1.5 billion of total liquidity, comprised of $297.7 million of cash, cash equivalents, and restricted cash and $1.2 billion of availability under its Revolving Credit Facility.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•Subsequent to December 31, 2021, the Company repaid its $250.0 million Floating Rate Senior Notes due on February 1, 2022. The Company has no remaining debt maturities in 2022.

GUIDANCE
•The Company expects 2022 Nareit FFO per diluted share of $1.86 - $1.95 and same property NOI growth of 2.0% - 4.0%
•Expectations for 2022 same property NOI growth include a:
◦Contribution from base rent of 400 - 500 bps
◦Detraction from revenues deemed uncollectible of (250) bps - (150) bps, based on net reserves of 160 – 90 bps of total revenues
◦Contribution from all other line items of 50 bps
•Expectations for 2022 Nareit FFO:
◦Do not contemplate any tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any items that impact FFO comparability, including loss on extinguishment of debt, litigation and other non-routine legal expenses, and transaction expenses, or any one-time items
•The following table provides a bridge from the Company's 2021 Nareit FFO per diluted share to the Company's 2022 estimated Nareit FFO per diluted share:

	Low	High
2021 Nareit FFO per diluted share	$1.75	$1.75
Same property NOI growth	0.05	0.10
Items that impact FFO comparability [1]	0.10	0.10
Impact of 2021 and 2022 transaction activity	(0.02)	—
Other [2]	(0.03)	(0.02)
Non-cash GAAP rental adjustments [3]	0.01	0.02
2022E Nareit FFO per diluted share	$1.86	$1.95
1.Includes loss on extinguishment of debt, net, litigation and other non-routine legal expenses, and transaction expenses recognized in 2021. 2022 guidance does not include any expectations of such one-time items.
2.Includes non-same property NOI, lease termination fees, non-real estate depreciation and amortization, general and administrative expense, dividend and interest, interest expense, and other income (expense).
3.Includes straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense.

The following table provides a reconciliation of the range of the Company's 2022 estimated net income attributable to common stockholders to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2022E	2022E Per Diluted Share
Net income	$265 - $292	$0.89 - $0.98
Depreciation and amortization related to real estate	317	1.06
Gain on sale of real estate assets	(26)	(0.09)
Impairment of real estate assets	0	0.00
Nareit FFO	$556 - $583	$1.86 - $1.95

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 8, 2022 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 22, 2022 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13725192) or via the web through February 8, 2023 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income or expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 382 retail centers comprise approximately 67 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes or results to differ materially from forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results, and cash flows of the Company, the Company’s tenants, the real estate market, the financial markets, and the global economy. The COVID-19 pandemic has significantly impacted the Company and its tenants, and the extent to which it continues to do so will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, treatment

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

developments, public adoption rates of COVID-19 vaccines, including booster shots, the effectiveness of vaccines, booster shots, and treatments against emerging variants of COVID-19 such as the Delta and Omicron variants, the direct and indirect economic effects of the pandemic and containment measures, and potential sustained changes in consumer behavior, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/21	12/31/20
Assets
Real estate
Land	$1,773,448	$1,740,263
Buildings and tenant improvements	8,009,320	7,714,105
Construction in progress	101,422	142,745
Lease intangibles	544,224	566,448
	10,428,414	10,163,561
Accumulated depreciation and amortization	(2,813,329)	(2,659,448)
Real estate, net	7,615,085	7,504,113
Cash and cash equivalents	296,632	368,675
Restricted cash	1,111	1,412
Marketable securities	20,224	19,548
Receivables, net	234,873	240,323
Deferred charges and prepaid expenses, net	143,503	139,260
Real estate assets held for sale	16,131	18,014
Other assets	49,834	50,802
Total assets	$8,377,393	$8,342,147

Liabilities
Debt obligations, net	$5,164,518	$5,167,330
Accounts payable, accrued expenses and other liabilities	494,529	494,116
Total liabilities	5,659,047	5,661,446

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
306,337,045 and 305,621,403 shares issued and 297,210,053 and 296,494,411
shares outstanding	2,972	2,965
Additional paid-in capital	3,231,732	3,213,990
Accumulated other comprehensive loss	(12,674)	(28,058)
Distributions in excess of net income	(503,684)	(508,196)
Total equity	2,718,346	2,680,701
Total liabilities and equity	$8,377,393	$8,342,147

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20
Revenues
Rental income	$292,897	$269,308	$1,146,304	$1,050,943
Other revenues	2,421	102	5,970	2,323
Total revenues	295,318	269,410	1,152,274	1,053,266

Operating expenses
Operating costs	39,128	31,392	132,042	111,678
Real estate taxes	40,838	42,147	165,746	168,943
Depreciation and amortization	80,796	84,249	327,152	335,583
Impairment of real estate assets	—	3,245	1,898	19,551
General and administrative	29,039	23,499	105,454	98,280
Total operating expenses	189,801	184,532	732,292	734,035

Other income (expense)
Dividends and interest	57	147	299	482
Interest expense	(47,175)	(51,791)	(194,776)	(199,988)
Gain on sale of real estate assets	23,603	11,281	73,092	34,499
Loss on extinguishment of debt, net	—	(17,611)	(28,345)	(28,052)
Other	(759)	(2,500)	(65)	(4,999)
Total other expense	(24,274)	(60,474)	(149,795)	(198,058)

Net income	$81,243	$24,404	$270,187	$121,173

Net income per common share:
Basic	$0.27	$0.08	$0.91	$0.41
Diluted	$0.27	$0.08	$0.90	$0.41
Weighted average shares:
Basic	297,490	296,661	297,408	296,972
Diluted	299,037	297,623	298,835	297,899

ix

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20

Net income	$81,243	$24,404	$270,187	$121,173
Depreciation and amortization related to real estate	79,753	83,284	323,354	331,558
Gain on sale of real estate assets	(23,603)	(11,281)	(73,092)	(34,499)
Impairment of real estate assets	—	3,245	1,898	19,551
Nareit FFO	$137,393	$99,652	$522,347	$437,783

Nareit FFO per diluted share	$0.46	$0.33	$1.75	$1.47
Weighted average diluted shares outstanding	299,037	297,623	298,835	297,899

Items that impact FFO comparability
Loss on extinguishment of debt, net	$—	$(17,611)	$(28,345)	$(28,052)
Litigation and other non-routine legal expenses	(111)	(1,582)	(2,585)	(8,977)
Transaction expenses	(192)	(47)	(395)	(635)
Total items that impact FFO comparability	$(303)	$(19,240)	$(31,325)	$(37,664)
Items that impact FFO comparability, net per share	$(0.00)	$(0.06)	$(0.10)	$(0.13)

Additional Disclosures
Straight-line rental income, net (1)	$3,924	$(325)	$14,551	$(11,858)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,895	3,272	8,221	13,074
Straight-line ground rent expense (2)	(14)	(46)	(134)	(151)

Dividends declared per share	$0.240	$0.215	$0.885	$0.500
Dividends declared	$71,331	$63,746	$262,877	$148,234
Dividend payout ratio (as % of Nareit FFO)	51.9%	64.0%	50.3%	33.9%

(1) Includes straight-line rental income reversals of $1.0 million and $4.0 million for the three months ended December 31, 2021 and 2020, respectively, and $3.9 million and $34.7 million for the twelve months ended December 31, 2021 and 2020, respectively. Additionally, in connection with returning certain tenants to the accrual basis of accounting, the Company recognized $0.1 million and $0.9 million of straight-line rental income during the three and twelve months ended December 31, 2021, respectively, that had previously been reversed.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/21	12/31/20	Change	12/31/21	12/31/20	Change
Same Property NOI Analysis
Number of properties	364	364	—	362	362	—
Percent billed	88.6%	87.9%	0.7%	88.6%	88.0%	0.6%
Percent leased	91.9%	90.9%	1.0%	92.0%	91.0%	1.0%

Revenues
Base rent	$201,816	$196,601		$788,650	$785,904
Expense reimbursements	66,058	61,208		242,992	236,016
Revenues deemed uncollectible	(124)	(11,284)		1,614	(63,463)
Ancillary and other rental income / Other revenues	7,946	4,551		25,043	18,084
Percentage rents	1,231	517		5,600	3,850
	276,927	251,593	10.1%	1,063,899	980,391	8.5%
Operating expenses
Operating costs	(39,316)	(30,856)		(126,278)	(106,227)
Real estate taxes	(39,481)	(40,161)		(158,015)	(158,275)
	(78,797)	(71,017)	11.0%	(284,293)	(264,502)	7.5%
Same property NOI	$198,130	$180,576	9.7%	$779,606	$715,889	8.9%

NOI margin	71.5%	71.8%		73.3%	73.0%
Expense recovery ratio	83.8%	86.2%		85.5%	89.2%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$3,580	2.0%		$976	0.1%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	1,635	0.9%		1,770	0.3%
Revenues deemed uncollectible	11,160	6.2%		65,077	9.1%
Net expense reimbursements	(2,930)	(1.6)%		(12,815)	(1.8)%
Ancillary and other rental income / Other revenues	3,395	1.8%		6,959	1.0%
Percentage rents	714	0.4%		1,750	0.2%
		9.7%			8.9%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$198,130	$180,576		$779,606	$715,889
Adjustments:
Non-same property NOI	10,233	10,684		43,602	49,453
Lease termination fees	1,184	1,710		8,640	6,238
Straight-line rental income, net	3,924	(325)		14,551	(11,858)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,895	3,272		8,221	13,074
Straight-line ground rent expense	(14)	(46)		(134)	(151)
Depreciation and amortization	(80,796)	(84,249)		(327,152)	(335,583)
Impairment of real estate assets	—	(3,245)		(1,898)	(19,551)
General and administrative	(29,039)	(23,499)		(105,454)	(98,280)
Total other expense	(24,274)	(60,474)		(149,795)	(198,058)
Net income	$81,243	$24,404		$270,187	$121,173

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